                                                                    Exhibit 99.2

                                 NETMANAGE, INC.
                                   AND NETSOFT

                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

On July 29, 1997, NetManage, Inc. (the "Company") acquired all of the assets of Network Software Associates, Inc. ("NetSoft") for cash of approximately $26 million. The transaction will be accounted for as a purchase. The accompanying unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for both the Company and NetSoft, incorporated by reference or included elsewhere herein.

The unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition was consummated on June 30, 1997, and combines the Company's balance sheet as of June 30, 1997, with NetSoft's balance sheet as of June 30, 1997. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1996, has been prepared as if the acquisition was consummated as of the beginning of the fiscal year and combines the Company's statement of operations for the year ended December 31, 1996 with NetSoft's statement of operations for the year ended March 31, 1996. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1997, combines the Company's statement of operations for the six months ended June 30, 1997 with NetSoft's statement of operations for the six months ended June 30, 1997.

This method of combining historical financial statements for the preparation of the pro forma combined condensed financial statements is for presentation purposes only. Actual statements of operations of the companies will be combined from the closing date of the acquisition with no retroactive restatements. Additionally, the unaudited pro forma combined condensed financial statements are provided for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations that would have been reported had the acquistion occurred on the dates indicated, nor do they represent a forecast of the combined financial position or results of operations for any future period.

                                 NETMANAGE, INC.
                                   AND NETSOFT

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                AS OF JUNE 30, 1997
                              -----------------------------------------------
                              HISTORICAL   HISTORICAL  PRO FORMA    PRO FORMA
                               NETMANAGE     NETSOFT   ADJUSTMENTS   COMBINED
                              ----------   ----------  -----------  ---------
ASSETS
Current assets:
  Cash and cash equivalents    $ 20,597    $ 3,060                    $ 23,657
  Short-term investments         47,982         --    (26,000)(a)       21,982
  Accounts receivable, net        8,273      6,707       (513)(d)       14,467
  Prepaid expenses and other
   current assets                 9,921      2,405                      12,326
                               --------    -------                    --------
        Total current assets     86,773     12,172                      72,432
                               --------    -------                    --------

Property and equipment, at cost:
  Computer software and
   equipment                     15,101      3,813                      18,914
  Furniture and fixtures          5,575        408                       5,983
  Leasehold improvements          1,404        153                       1,557
                               --------   --------                    --------
                                 22,080      4,374                      26,454
  Less - Accumulated
   depreciation                 (12,568)    (2,056)                    (14,624)
                               --------   --------                    --------
         Net property and
          equipment               9,512      2,318                      11,830
                               --------   --------                    --------

Long-term investments            34,762         --                      34,762
Goodwill and other
  intangibles, net                1,142         58      2,198 (f)        3,398
Other assets                      8,318        447                       8,765
                              ---------   --------                   ---------
                              $ 140,507   $ 14,995                   $ 131,187
                              =========   ========                   =========

LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
  Accounts payable              $ 1,903   $    913                   $   2,816
  Accrued liabilities             2,967      1,399      1,000 (e)        5,366
  Accrued payroll and
   payroll-related expenses       4,543      1,344                       5,887
  Deferred revenue                7,081      1,412                       8,493
  Income taxes payable            1,519         --                       1,519
                               --------   --------                   ---------

         Total current
          liabilities            18,013      5,068                      24,081
                               --------   --------                   ---------
Long-term liabilities               629        613                       1,242
                               --------   --------                   ---------
Stockholders' equity:
  Common stock                      434      1,751     (1,751)(b)          434
  Additional paid-in capital     90,707         --                      90,707
  Retained earnings              32,464      7,523    (23,524)(b,c)     16,463
  Cumulative translation
   adjustments                   (1,740)        40        (40)(b)       (1,740)
                               --------   --------                   ---------
         Total stockholders'
          equity                121,865      9,314                     105,864
                               --------   --------                   ---------
                               $140,507   $ 14,995                   $ 131,187
                               ========   ========                   =========



See accompanying notes.

                                 NETMANAGE, INC.
                                   AND NETSOFT

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED DECEMBER 31, 1996
                                 -----------------------------------------------
                                 HISTORICAL   HISTORICAL  PRO FORMA    PRO FORMA
                                  NETMANAGE     NETSOFT   ADJUSTMENTS   COMBINED
                                 ----------   ----------  -----------  ---------
Net revenues:
  License fees                    $ 89,334     $ 28,644                $117,978
  Services                          15,262          974                  16,236
                                  --------     --------                --------
        Total net revenues         104,596       29,618                 134,214

Cost of revenues                    11,837        3,526                  15,363
                                  --------     --------                --------

Gross margin                        92,759       26,092                 118,851
                                  --------     --------                --------

Operating expenses:
  Research and development          27,938        3,727                  31,665
  Sales and marketing               52,167       15,054                  67,221
  General and administrative        11,198        3,090                  14,288
  Write-off of in-process
   research and development         13,384           --                  13,384
  Amortization of goodwill           1,526           --    1,099  (g)     2,625
  Acquisition costs                    199           --                     199
                                  --------     --------                --------

        Total operating expenses   106,412       21,871                 129,382
                                  --------     --------                --------

Income (loss) from operations      (13,653)       4,221                 (10,531)

Interest income (expense), net       5,625          (35)  (1,300) (h)     4,290
Equity in losses of
 unconsolidated affiliate           (1,005)          --                  (1,005)
                                  --------     --------                --------

Income (loss) before
 income taxes                       (9,033)       4,186                  (7,246)
Provision (benefit)
 for income taxes                   (3,328)       1,720   (1,073) (i)    (2,681)
                                  --------     --------               ---------

Net income ( loss)                $ (5,705)    $  2,466               $  (4,565)
                                  ========     ========               =========

Net income (loss) per share       $  (0.13)                           $   (0.11)
                                  ========                            =========

Weighted average common shares      42,341                               42,341
                                  ========                            =========



See accompanying notes.

                                 NETMANAGE, INC.
                                   AND NETSOFT

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                          SIX MONTHS ENDED JUNE 30, 1997
                                 -----------------------------------------------
                                 HISTORICAL   HISTORICAL  PRO FORMA    PRO FORMA
                                  NETMANAGE     NETSOFT   ADJUSTMENTS   COMBINED
                                 ----------   ----------  -----------  ---------
Net revenues:
  License fees                   $  21,243    $  16,055                $ 37,298
  Services                           7,837        1,176                   9,013
                                 ---------    ---------                --------
      Total net revenues            29,080       17,231                  46,311

Cost of revenues                     2,024        1,432                   3,456
                                 ---------    ---------                --------

Gross margin                        27,056       15,799                  42,855
                                 ---------    ---------                --------

Operating expenses:
  Research and development          10,868        2,334                  13,202
  Sales and marketing               20,817       11,265                  32,082
  General and administrative         4,834        2,586                   7,420
  Amortization of goodwill             520           --    550 (g)        1,070
                                 ---------    ---------                --------
      Total operating expenses      37,039       16,185                  53,774
                                 ---------    ---------                --------

Loss from operations                (9,983)        (386)                (10,919)

Interest income (expense)
 and other, net                      2,617          (19)   (650)(h)       1,948
Equity in income of                                                          --
   unconsolidated affiliate             79           --                      79
                                 ---------    ---------                --------

Loss before provision for
 income taxes                       (7,287)        (405)                 (8,892)
Benefit for income taxes                --          (63)                    (63)
                                 ---------    ---------                --------
Net income ( loss)               $  (7,287)   $    (342)              $  (8,829)
                                 =========    =========               =========

Net income (loss) per share      $   (0.17)                           $   (0.20)
                                 =========                            =========

Weighted average common
 shares                             43,255                               43,255
                                 =========                            =========






See accompanying notes.

                                 NETMANAGE, INC.
                                   AND NETSOFT


                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma combined condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These pro forma combined financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's annual report for the year ended December 31, 1996.

NOTE 2. PRO FORMA ADJUSTMENTS

Certain pro forma adjustments have been made to the accompanying pro forma combined condensed balance sheet and statement of operations as described below:

        (a) Entry to record cash used for the acquisition assuming the acquisition had occurred as of June 30, 1997.

        (b) Entry to eliminate stockholders' equity as a result of the acquisition.

        (c) Reflects the write-off of in-process research and development, resulting in a decrease to retained earnings of $16,001,000.

        (d)  Entry to write-down receivables to fair market value.

        (e)  Entry to accrue transaction costs.

        (f)  Entry to record goodwill.

        (g) Reflects the amortization of goodwill based upon an estimated life of two years.

        (h) Reflects the reduction in interest income had the transaction been consummated as of the beginning of the periods presented.

        (i)  Adjusts the income tax benefit based upon a 37% effective tax rate.

NOTE 3. IN-PROCESS RESEARCH AND DEVELOPMENT

In connection with the acquisition, which will be accounted for as a purchase, the Company has allocated the purchase price based upon the estimated fair value of the assets acquired and the liabilities assumed. Intangible assets acquired aggregated approximately $18.2 million. The Company received an appraisal of the intangible assets which indicates that approximately $16 million of the acquired intangible assets consists of in-process research and development. Because there can be no assurance that the Company will be able to successfully complete the development and integration of the NetSoft products or that the acquired technology has any alternative future use, the acquired in-process research and development will be charged to expense by the Company in the quarter in which the transaction is consummated. The remaining intangible asset will be amortized on a straight-line basis over an estimated useful life of two years. Management believes that the unamortized balance is recoverable through future operating results.